Exhibit (8)(v)(iv)

                   FOURTH AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                           WELLS FARGO VARIABLE TRUST
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC
                    JEFFERSON NATIONAL SECURITIES CORPORATION
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Participation Agreement effective April 8, 2005, as amended by Amendment to Participation Agreement effective May 1, 2006, as amended by Second Amendment to Participation Agreement effective September 15, 2007, as amended by Third Amendment to Participation Agreement effective May 1, 2008, (together, the "Agreement"), among Wells Fargo Variable Trust, Wells Fargo Funds Distributor, LLC, Jefferson National Securities Corporation and Jefferson National Life Insurance Company as follows:

      1.    Restating Schedule 4, in its entirety, as attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of July 16, 2010.

JEFFERSON NATIONAL SECURITIES                 JEFFERSON NATIONAL LIFE
CORPORATION                                   INSURANCE COMPANY

By:                                           By:
   -------------------------------               -------------------------------
Name:                                         Name:
     -----------------------------                 -----------------------------
Title:                                        Title:
      ----------------------------                  ----------------------------

WELLS FARGO FUNDS DISTRIBUTOR, LLC            WELLS FARGO VARIABLE TRUST

By:                                           By:
   -------------------------------               -------------------------------
Name: Randy C. Henze                          Name:
     -----------------------------                 -----------------------------
Title: Executive Vice President               Title:
      ----------------------------                  ----------------------------

                                   Schedule 4
                                   ----------

                         Trust Share Series and Classes
                                 Available Under
                             Each Class of Contracts

Effective as of the date this Fourth Amendment Agreement was executed, the following Trust Classes and Series are available under the Contracts:

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Contract Marketing Name               Fund/Series - Share Classes
--------------------------------------------------------------------------------
                          Wells Fargo Advantage Variable Trust Discovery Fund
                                               (Class 2)
--------------------------------------------------------------------------------
                         Wells Fargo Advantage Variable Trust Opportunity Fund
                                               (Class 2)
--------------------------------------------------------------------------------
                       Wells Fargo Advantage Variable Trust Small Cap Value Fund
                                               (Class 2)
--------------------------------------------------------------------------------